Exhibit (b)(i) under Form N-1A
                                          Exhibit 3(ii) under Item 601/Reg. S-K

                          AMENDED AND RESTATED BY-LAWS
                             OF THE HUNTINGTON FUNDS
                          (formerly, the Monitor Funds)

                         Dated as of September 29, 2005

                                    ARTICLE I
                                   DEFINITIONS

      The terms "Class," "Commission," "Custodian," "Declaration," "Distributor," "Investment Advisor," "Municipal Bonds," "1940 Act," "Series," "Shares," "Shareholder," "Transfer Agent," "Trust," "Trust Property," "Trustees," and "Majority Shareholder Vote," have the respective meanings given them in the Amended and Restated Declaration of Trust of The Monitor Funds (now known as The Huntington Funds, the "Trust") dated as of April 29, 1991; as amended from time to time.

                                   ARTICLE II
                                     OFFICES

      Section 1. Principal Office. Until changed by the Trustees, the principal office of the Trust shall be located at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7010.

      Section 2. Other Offices. The Trust may have offices in such other places without as well as within the Commonwealths of Massachusetts or Pennsylvania as the Trustees may from time to time determine.

                                   ARTICLE III
                                  SHAREHOLDERS

      Section 1. Meetings; Quorum. Meetings of the Shareholders shall be held as provided in the Declaration at such place within or without the Commonwealth of Massachusetts or Pennsylvania as the Trustees shall designate. The holders of a majority of the outstanding Shares entitled to vote, present in person or by proxy, shall constitute a quorum at any meeting of the Shareholders.

      Section 2. Notice of Meetings. Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder at his address as recorded on the register of the Trust mailed at least (10) days, but not more than sixty (60) days, before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

      Section 3. Record Date for Meetings and Other Purposes. For the purpose of determining the Shareholders of any Series or Class who are entitled to notice of an to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books of the Trust with respect to such Series or Class for such period, not exceeding thirty (30) days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than sixty (60) days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purposes, except for dividend payments which shall be governed by the Declaration.

      Section 4. Proxies. At any meeting of Shareholders, any holder of Shares of any Series of Class entitled to vote there at may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Trustees may direct, for verification prior to the time at which such vote shall be taken. Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each whole Share shall be entitled to one vote as to any matter on which it is entitled by the Declaration to vote, and each fractional Share shall be entitled to a proportionate fractional vote. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

      Section 5. Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

      Section 6. Action without Meeting. Any action which may be taken by Shareholders may be taken without a meeting if a majority of Shareholder entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration or these By-laws for approval of such matter) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders called for such purpose.

                                   ARTICLE IV
                                    TRUSTEES

      Section 1. Meetings of the Trustees. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the President, or by any one of the Trustees, at the time being the office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be telegraphed, cabled, or wirelessed to each Trustee at his business address, or personally delivered to him at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting. The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting are connected, which meeting shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a majority of the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees' meetings. Such consents shall be treated as a vote for all purposes.

      Section 2. Quorum and Manner of Acting. A majority of the Trustees shall be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration or these By- laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

      Section 3. Position, Qualifications and Duties of the Chairperson of the Board. The Board shall designate a Chairperson of the Board who shall, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned to the Chairperson or prescribed by these By-laws. The Chairperson of the Board shall at all times be an independent Trustee.

                                    ARTICLE V
                                   COMMITTEES

      Section 1. Executive and Other Committees. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than two (2) to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of any Series or Class, and such other powers of the Trustees as the Trustees may, from time to time, delegate to them except those powers which by law, the Declaration or these By- laws they are prohibited from delegating. The Trustees may also elect from their own number other Committees from time to time, the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Trustees. The Trustees may designate a chairman of any such Committee. In the absence of such designation the Committee may elect its own chairman.

      Section 2. Meetings, Quorum and Manner of Acting. The Trustees may (1) provide for regular or stated meetings of any Committee, (2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (5) authorize the members of a Committee to meet by means of a telephone conference circuit or similar communications equipment be means of which all persons participating in the meeting are connected. The Executive Committee and any other Committee created as above provided or as provided in the Declaration shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust.

                                   ARTICLE VI
                                    OFFICERS

      Section 1. General Provisions. The officers of the Trust shall be a President, a Treasurer, a Secretary, and a Chief Compliance Officer, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including, but not limited to, a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

      Section 2. Term of Office and Qualifications. Except as otherwise provided by law, the Declaration or these By-laws, the President, the Treasurer and the Secretary shall each hold office until his successor shall have been duly elected and qualified, and all other officers shall hold office at the pleasure of the Trustees. Any two or more offices may be held by the same person. Any officer may be, but none need by, a Trustee or Shareholder.

      Section 3. Removal. The Trustees, at any regular or special meeting of the Trustees, may remove any officer without cause, by a vote of a majority of the Trustees then in office. Any officer or agent appointed by an officer or committee may be removed with or without cause by such appointing officer or committee. Notwithstanding the foregoing, the Chief Compliance Officer may be removed from his or her responsibilities only in accordance with the provisions of Rule 38a-1 under the Investment Company Act of 1940 (the "1940 Act") as it may be interpreted by the U.S. Securities and Exchange Commission ("SEC").

      Section 4. Powers and Duties of the Chief Executive Officer. The Chief Executive Officer shall have such powers and duties as may be prescribed by the Trustees, including acting as principal executive officer and, together with the Treasurer, providing the certifications required under Section 302 and 906 of the Sarbanes-Oxley Act of 2002.

      Section 5. Powers and Duties of the President. The President may call meetings of the Trustees and of any Committee thereof when he deems it necessary and shall preside at all meetings of the Shareholders. Subject to the control of the Trustees and to the control of any Committees of the Trustees, and/or the Chief Executive Officer, within their respective spheres, as provided by the Trustees, the President shall at all times exercise general supervision and direction over the affairs of the Trust. The President shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. The President shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall have such other powers and duties, as from time to time may be conferred upon or assigned to him by the Trustees. The President shall act at the direction of and report to the Chief Executive Officer.

      Section 6. Powers and Duties of Vice Presidents. In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees, shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees and the President.

      Section 7. Powers and Duties of the Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. The Treasury shall deliver all funds of the Trust which may come into his hands to such Custodian as the Trustees may employ pursuant to Article X of these By-laws. The Treasurer shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and he shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Trustees. The Treasurer shall give a bond for the faithful discharge of his duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require. The Treasurer, together with the Chief Executive Officer, will provide the certifications required under the Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.

      Section 8. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose. The Secretary shall have custody of the seal of the Trust, if any, and shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent. The Secretary shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-laws and as required by law; and as subject to these By-laws, the Secretary shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees.

      Section 9. Powers and Duties of Assistant Treasurers. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him by the Trustees. Each Assistant Treasurer shall give a bond for the faithful discharge of his duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

      Section 10. Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time be assigned to him by the Trustees.

      Section 11. Powers, Duties and Compensation of the Chief Compliance Officer. The Chief Compliance Officer shall be responsible for administering the Trust's policies and procedures approved by the Board under Rule 38a-1 under the 1940 Act. Notwithstanding any other provision of these By-laws, the designation, election, removal and compensation of the Chief Compliance Officer are subject to Rule 38a-1 under the 1940 Act, as it may be interpreted by the SEC. The Chief Compliance Officer shall perform such other duties and have such other responsibilities as from time to time may be assigned to him or her by the Trustees. The Chief Compliance Officer shall report directly to the Trustees or a committee of the Trustees in carrying out his or her functions.

      Section 12. Compensation of Officers and Trustees and Members of the Advisory Board. Subject to any applicable provisions of the Declaration, these By-laws, the compensation of the officers and Trustees and members of the Advisory Board, if any, shall be fixed from time to time by the Trustees or, in the case of officers, by any committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.

                                   ARTICLE VII
                                   FISCAL YEAR

      The fiscal year of the Trust shall begin on the first day of January in each year and shall end on the thirty-first day of December in each year, provided, however, that the Trustees may from time to time change the fiscal year.

                                  ARTICLE VIII
                                      SEAL

      The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe. However, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                   ARTICLE IX
                                WAIVERS OF NOTICE

      Whenever any notice whatever is required to be given by law, the Declaration or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been telegraphed, cabled or wirelessed for the purposes of these By-laws when it has been delivered to a representative of any telegraph, cable or wireless company with instructions that it be telegraphed, cabled or wirelessed.

                                    ARTICLE X
                              CUSTODY OF SECURITIES

      Section 1. Employment of a Custodian. The Trust shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities and similar investments included in the Trust Property. The Custodian (and any sub-custodian) shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits and shall be appointed from time to time by the Trustees, who shall fix its remuneration.

      Section 2. Action Upon Termination of Custodian Agreement. Upon termination of a custodian agreement or inability of the Custodian to continue to serve, the Trustees shall promptly appoint a successor Custodian, but in the event that no successor Custodian can be found which has the required qualifications and is willing to serve, the Trustees shall call as promptly as possible a special meeting of the Shareholders to determine whether the Trust shall function without a Custodian or shall be liquidated. If so directed by a Majority Shareholder Vote, the Custodian shall deliver and pay over all Trust Property held by it as specified in such vote.

      Section 3. Custodian Contract. The Trust shall enter into a written contract with each Custodian regarding the powers, duties and compensation of such Custodian with respect to the cash and securities of the Trust held by such Custodian. Said contract and all amendments thereto shall be approved by the Trustees.

      Section 4. Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the Custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trustees or their duly authorized agent.

      Section 5. Acceptance of Receipts in Lieu of Certificates. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the Custodian to accept written receipts or other written evidences indicating purchases of securities held in book-entry from in the Federal Reserve System in accordance with regulations promulgated by the Board of Governors of the Federal Reserve System and the local Federal Reserve Banks in lieu of receipt of certificates representing such securities.

                                   ARTICLE XI
                                   AMENDMENTS

      These By-laws, or any of them, may be altered, amended or repealed, or new By-laws may be adopted by the Trustees, provided, however, that no By-law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration or these By- laws, a vote of the Shareholders.

                                   ARTICLE XII
                                  MISCELLANEOUS

      (A) Except as hereinafter provided, no officer or Trustees of the Trust and no partner, officer, director or shareholder of the Investment Advisor or of the Distributor, and no Investment Advisor or Distributor, shall take long or short positions in the securities issued by the Trust. (1) The foregoing provisions shall not prevent the Distributor from purchasing Shares from the Trust if such purchases are limited (except for reasonable allowances for clerical errors, delays and errors of transmission and cancellation of orders) to purchase for the purpose of filling orders for such Shares received by the Distributor and provided that orders to purchase from the Trust are entered with the Trust or the Custodian promptly upon receipt by the Distributor of purchase orders for such Shares, unless the Distributor is otherwise instructed by its customer. (2) The foregoing provisions shall not prevent the Distributor from purchasing Shares as agent to the account of the Trust. (3) The foregoing provisions shall not prevent the purchase from the Trust or from the Distributor of Shares by any officer or Trustee of the Trust or by any partner, officer, director of shareholder of the Investment Advisor or of the Distributor at the price available to the public generally at the moment of such purchase, or as described in the then currently effective Prospectus of the Trust. (4) The foregoing shall not prevent the Investment Advisor, the Distributor, or any affiliates of either, from purchasing Shares of any Series or Class for investment purposes or prior to the effective date of the registration statement relating to such Shares under the Securities Act of 1933. (B) The Trust shall not lend assets of the Trust to any officer or Trustee of the Trust, or to any partner, officer, director or shareholder of, or person financially interested in, the Investment Advisor or the Distributor, or to the Investment Advisor or to the Distributor. (C) The Trust shall not impose any restrictions upon the transfer of the Shares of the Trust except as provided in e Declaration, but this requirement shall not prevent the charging of customary transfer agent fees. (D) The Trust shall not permit any officer or Trustee of the Trust, or any partner, officer or director of the Investment Advisor or Distributor to deal for or on behalf of the Trust with himself as principal or agent, or with any partnership, association or corporation in which he has a financial interest; provided that the foregoing provisions shall not prevent (a) officers and Trustees of the Trust or partners, officers or directors of the Investment Advisor or Distributor from buying, holding or selling Shares, or from being partners, officers or directors of, or otherwise financially interested in, the Investment Advisor or Distributor; (b) purchases or sales of securities or other property by the Trust from or to an affiliated person or to the Investment Advisor or Distributor if such transaction is exempt from the applicable provisions of the 1940 Act; (c) purchases of investments for the portfolio of the Trust or sales of investments owned by the Trust through a securities dealer who is, or one or more of whose partners, shareholders, officers or directors is, an officer or Trustees of the Trust, or a partner, officer or director of the Investment Advisor or Distributor, if such transactions are handled in the capacity of broker only and commissions charged do not exceed customary brokerage charges for such services; (d) employment of legal counsel, registrar, Transfer Agent, dividend disbursing agent or Custodian who is, or has a partner, shareholder, officer, or director who is, an officer or Trustee of the Trust, or a partner, officer or director of the Investment Advisor or Distributor, if only customary fees are charge for services to the Trust; (e) sharing statistical, research, legal and management expenses and office hire and expenses with any other investment company or other company in which an officer or Trustee of the Trust, or a partner, officer or director of the Investment Advisor or Distributor, is an officer or director or otherwise financially interested.